SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                SFS Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       [FOR SFS BANCORP, INC. LETTERHEAD]







                                                                  March 12, 1999




Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of SFS Bancorp, Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:00 a.m. Schenectady, New York time, on April 14, 1999 at the main office of the Company, located at 251-263 State Street, Schenectady, New York 12305.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon proposals to elect one director and to ratify the appointment of the Company's independent auditors. The Board of Directors has carefully considered these proposals and unanimously recommends that you vote "For" the proposals.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         Thank you for your attention to this important matter.

                                                Very truly yours,



                                                /s/Joseph H. Giaquinto
                                                ----------------------
                                                Joseph H. Giaquinto
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                SFS Bancorp, Inc.
                              251-263 State Street
                           Schenectady, New York 12305
                                 (518) 395-2300


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 14, 1999

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of SFS Bancorp, Inc. (the "Company") will be held at 10:00 a.m. Schenectady, New York time, on April 14, 1999 at the main office of the Company, located at 251-263 State Street, Schenectady, New York.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of one director of the Company;

         2. The ratification of the appointment of KPMG LLP, as the auditors of the Company for the fiscal year ending December 31, 1999;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 5, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors



                                              /s/Joseph H. Giaquinto
                                              ----------------------
                                              Joseph H. Giaquinto
                                              Chairman of the Board, President
                                              and Chief Executive Officer

Schenectady, New York
March 12, 1999


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                                SFS Bancorp, Inc.
                              251-263 State Street
                           Schenectady, New York 12305
                                 (518) 395-2300

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 14, 1999

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of SFS Bancorp, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of the Company, located at 251-263 State Street, Schenectady, New York, on April 14, 1999 at 10:00 a.m., Schenectady, New York time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 12, 1999.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of one director and the appointment of KPMG LLP as auditors for the Company.

Vote Required and Proxy Information

         All shares of the Company's common stock, par value $.01 (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         The director shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The ratification of the appointment of KPMG LLP as auditors requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the matter. Proxies marked to abstain with respect to a proposal and broker non-votes have the same effect as votes against the proposal. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         Stockholders who execute proxies may revoke them at any time before they are voted at the Meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Richard D. Ammian, Secretary, SFS Bancorp, Inc., 251-263 State Street, Schenectady, New York 12305.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on March 5, 1999 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 1,208,472 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) each member of the Company's Board of Directors, including the Company's named executive officers and (iii) all directors and executive officers of the Company and Schenectady Federal Savings Bank (the "Bank") as a group.

                                                                        Shares
                                                                     Beneficially             Percent
      Beneficial Owners                                                  Owned                of Class
      -----------------                                                  -----                --------
Principal Owners
Wellington Management Company, LLP(1)                                   118,100                   9.8%
75 State Street
Boston, Massachusetts 02109
First Financial Fund, Inc. ("FFF")(2)                                   118,100                   9.8
One Seaport Plaza-25th Floor
New York, New York  10022
Tontine Financial Partners, L.P.                                        97,300                    8.1
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.(3)
Jeffrey L. Gendell
John Hancock Advisors, Inc.(4)                                          79,000                    6.5
John Hancock Mutual Life Insurance Company
John Hancock Subsidiaries, Inc.
The Berkeley Financial Group
101 Huntington Avenue
Boston, Massachusetts  02199
SFS Bancorp, Inc. Stock Ownership Plan(5)                               119,600                   9.9
251-263 State Street
Schenectady, New York  12305

Directors and Executive Officers
Joseph H. Giaquinto(6)                                                  46,080                    3.7
Chairman, President and Chief Executive Officer
251-263 State Street
Schenectady, New York  12305
Richard D. Ammian(7)                                                    22,918                    1.9
Senior Vice President and Corporate Secretary
251-263 State Street
Schenectady, New York  12305
David J. Jurczynski (8)                                                  8,246                    0.7
Senior Vice President and Chief Financial Officer
251-263 State Street
Schenectady, New York  12305
John F. Assini, M.D.(9)                                                 16,279                    1.3
251-263 State Street
Schenectady, New York  12305
Gerald I. Klein(10)                                                     16,302                    1.3
251-263 State Street
Schenectady, New York  12305
Robert A. Schlansker(11)                                                19,242                    1.6
251-263 State Street
Schenectady, New York  12305
Directors and executive officers of the Company and the Bank as a       149,304                  11.8
group (8 persons)(12)
-------------

(1) The above information regarding beneficial ownership by Wellington Management Company is as reported by them in an amended statement dated February 10, 1999 on Schedule 13-G under the Securities Exchange Act of 1934. Wellington Management Company reported sole voting and dispositive power over 0 shares, shared voting power over 0 shares and shared dispositive power over 118,100 shares.

(2) The above information regarding beneficial ownership by FFF is as reported by them in an amended statement dated February 12, 1999 on
         Schedule 13-G under the Securities Exchange Act of 1934. FFF reported sole voting power over 118,100 shares and shared dispositive power over 118,100 shares.

(3) The above information regarding beneficial ownership by Tontine Financial Partners, L.P. ("TFP"), Tontine Management, L.L.C. ("TM"), Tontine Overseas Associates, L.L.C. ("TOA") and Jeffrey L. Gendell is reported by them in an amended statement dated December 3, 1997 on
         Schedule 13-D under the Securities and Exchange Act of 1934. TFP reported shared voting and shared dispositive power over 87,800 shares. TM reported shared voting and shared dispositive power over 87,800 shares. TOA reported shared voting and shared dispositive power over 9,500 shares. Jeffrey L. Gendell reported sole voting and sole dispositive power over 9,800 shares and shared voting and shared dispositive power over 97,300 shares.

(4) The above information regarding beneficial ownership by John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc., The Berkeley Financial Group and John Hancock Advisers, Inc. is as reported by them in an amended statement dated December 31, 1998 on Schedule 13-G under the Securities and Exchange Act of 1934. John Hancock Advisers, Inc. reported sole voting and dispositive power over 79,000 shares, and shared voting and dispositive power over 0 shares. John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc. and The Berkeley Financial Group reported sole and shared voting power over 0 shares and sole and shared dispositive power over 0 shares.

(5) The amount reported represents shares held by SFS Bancorp, Inc.'s Employee Stock Ownership Plan ("ESOP"), 47,840 of which have been allocated to accounts of participants as of the voting record date (March 5, 1999). First Bankers Trust Company, N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants.

(6) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals may be deemed to have sole or shared voting and investment power. The amount also includes 6,035 shares of Common Stock allocated to Mr. Giaquinto's account under the ESOP and 8,970 shares of Common Stock awarded to Mr. Giaquinto under the RRP, which shares have vested as of March 5, 1999. The amount above includes options to purchase 22,425 shares of Common Stock granted to Mr. Giaquinto under the Stock Option Plan which are exercisable within 60 days of the voting record date and excludes options to purchase 14,950 shares of Common Stock granted to Mr. Giaquinto which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

(7) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals may be deemed to have sole or shared voting and investment power. The amount also includes 3,620 shares of Common Stock allocated to Mr. Ammian's account under the ESOP and 4,485 shares of Common Stock awarded to Mr. Ammian under the RRP, which shares have vested as of March 5, 1999. The amount above includes options to purchase 11,213 shares of Common Stock granted to Mr. Ammian under the Stock Option Plan which are exercisable within 60 days of the voting record date and excludes options to purchase 7,474 shares of Common Stock granted to Mr. Ammian which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

(8) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals may be deemed to have sole or shared voting and investment power. The amount also includes 920 shares of Common Stock allocated to Mr. Jurczynski's account under the ESOP and 2,093 shares of Common Stock awarded to Mr. Jurczynski under the RRP, which shares have vested as of March 5, 1999. The amount above includes options to purchase 5,233 shares of Common Stock granted to Mr. Jurczynski under the Stock Option Plan which are exercisable within 60 days of the voting record date and excludes options to purchase 13,454 shares of Common Stock granted to Mr. Jurczynski which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

(9) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals may be deemed to have sole or shared voting and investment power. The amount also includes 1,794 shares of Common Stock awarded to Dr. Assini under the RRP, which shares have vested as of March 5, 1999. The amount above includes options to purchase 4,485 shares of Common Stock which are exercisable within 60 days of the record date and excludes options to purchase 2,990 shares of Common Stock granted to Dr. Assini under the Stock Option Plan but which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

(10) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals may be deemed to have sole or shared voting and investment power. The amount also includes 1,794 shares of Common Stock awarded to Mr. Klein under the RRP, which shares have vested as of March 5, 1999. The amount above includes options to purchase 4,485 shares of Common Stock which are exercisable within 60 days of the record date and excludes options to purchase 2,990 shares of Common Stock granted to Mr. Klein under the Stock Option Plan but which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

(11) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals may be deemed to have sole or shared voting and investment power. The amount also includes 2,963 shares of Common Stock allocated to Mr. Schlansker's account under the ESOP and 1,794 shares of Common Stock awarded to Mr. Schlansker under the RRP, which shares have vested as of March 5, 1999. The amount above includes options to purchase 4,485 shares of Common Stock which are exercisable within 60 days of the record date and excludes options to purchase 2,990 shares of Common Stock granted to Mr. Schlansker under the Stock Option Plan but which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

(12) Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power. The amount also includes 18,147 shares of Common Stock allocated to the accounts of executive officers and Mr. Schlansker under the ESOP and 24,518 shares of Common Stock awarded under the RRP to executive officers and directors. The amount above includes currently exercisable options to purchase 61,296 shares and excludes options to purchase 50,828 shares of Common Stock granted to executive officers and directors under the Stock Option Plan but which are not currently exercisable and will not be exercisable within 60 days of the Voting Record Date.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of five members, each of whom is also a director of the Bank. Each Director of the Company has served as such since the Company's incorporation in 1995 with the exception of Richard D. Ammian who was appointed to the Board in 1996. Directors of the Company are generally elected to serve for a three-year staggered terms or until their respective successors shall have been elected and shall qualify. Approximately one-third of the directors are elected annually.

         The following table sets forth certain information regarding the directors of the Company, including their terms of office and the nominee for election as director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominee identified in the following table. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                               Director        Term
     Name                         Position(s) Held With the Bank                    Age(1)     Since(2)       Expires
     ----                         ------------------------------                    ------     --------       -------
                                             NOMINEE
Richard D. Ammian            Senior Vice President, Secretary and Director             51         1996          2002

                                      DIRECTORS CONTINUING IN OFFICE

Joseph H. Giaquinto          Chairman of the Board, President and Chief Executive      59         1979          2000
                             Officer

Gerald I. Klein              Director                                                  65         1988          2000

John F. Assini, M.D.         Vice Chairman of the Board                                51         1985          2001

Robert A. Schlansker         Director and General Counsel                              45         1988          2001

------------------------
(1)  At December 31, 1998.

(2)  Includes service as director of the Bank.

         The business experience of each director is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

         Richard D. Ammian. Mr. Ammian is currently serving as Senior Vice President of Administration and Marketing and Corporate Secretary of the Company and the Bank. In that capacity, Mr. Ammian is responsible for human resources, employee benefits, marketing and property management functions of the Bank.

         Joseph H. Giaquinto. Mr. Giaquinto is Chairman of the Board, President and Chief Executive Officer of the Bank and the Holding Company. Mr. Giaquinto began his career with Schenectady Federal in 1961 and has served in a variety of positions including his current positions since 1984.

         Gerald I. Klein. Mr. Klein is the President of GIK Construction Corporation. In that capacity, he acts as a land developer and building contractor. He is also a licensed real estate broker and is engaged in property management.

         John F. Assini, M.D. Dr. Assini is a rheumatologist and is on the medical staff of Sunnyview, Ellis and St. Clare's Hospitals. He has practiced medicine in the Schenectady area since 1979.

         Robert A. Schlansker. Mr. Schlansker is currently employed with the Bank as General Counsel, a position he has held since 1988. Prior to his employment with the Bank, he was town attorney for the Town of Niskayuna.

Meetings and Committees of the Board of Directors

         Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 17 times during fiscal 1998. During fiscal 1998, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Board of Directors of the Company has standing Audit, Compensation and Executive Committees. The full Board acts as a nominating committee on behalf of the Company.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The Committee also approves the accounting firm selected by management to perform the Company's annual audit and acts as the liaison between the auditors and the Board. The members of the Audit Committee are Directors Assini and Klein. This Committee met three times during fiscal 1998.

         The Compensation Committee is currently composed of Directors Assini and Klein. This Committee is responsible for administering the Company's Stock Option Plan and Recognition and Retention Plan. This Committee met one time during fiscal 1998.

         The Executive Committee meets to act on matters which require attention between meetings of the Board of Directors. The Executive Committee is comprised of the full Board of Directors. This Committee met 11 times in 1998.

         Board and Committee Meetings of the Bank. The Bank's Board of Directors meets at least monthly. Additional special meetings may be called by the Secretary upon written request of the Chairman or three members of the Board of Directors. The Board of Directors met 12 times during the year ended December 31, 1998. During 1998, no director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Bank has standing Executive and Salary Committees. The entire Board acts as a nominating committee for the Bank to review director's terms and nominate candidates for membership on the Board.

         The Executive Committee meets on a monthly basis to act on matters which require attention between meetings of the Board of Directors. The Executive Committee is comprised of the full Board of Directors. This Committee met 12 times in 1998.

         The Salary Committee meets annually to review salaries and the performance of the senior officers of the Bank, and recommends compensation adjustments and promotions. This Committee is comprised of Directors Assini and Klein. The Salary Committee met one time during 1998.

Director Compensation

         The Board of Directors of the Company are not paid for their service in such capacity. Directors of the Bank are paid a fee of $600 for each board meeting attended, $600 for each Executive Committee meeting attended, $475 for each Salary Committee meeting attended and an $925 annual Audit Committee fee. In addition, Director Assini is paid $300 per month as Vice Chairman of the Board and Director Klein is paid $300 per month as Committees' Chairman.

Executive Compensation

         The Company's officers do not receive any compensation for services performed in their capacity as such. The following table sets forth the compensation paid by the Bank during fiscal 1998 for services rendered by certain executive officers who earned in salary and bonus of $100,000 or more in fiscal 1998.

                                               SUMMARY COMPENSATION TABLE

                                                                               Long Term Compensation
                                                                              ------------------------
                                                    Annual Compensation                 Awards
                                                    ---------------------     ------------------------
                                                                              Restricted
                                                                                 Stock        Options/      All Other
                                             Fiscal   Salary        Bonus       Award(s)        SARs       Compensation
       Name and Principal Position            Year      ($)          ($)          ($)          (#)            ($)
       ---------------------------            ----  -----------     ------    -----------      ------        ---------
Joseph H. Giaquinto, Chairman of the          1998  $212,046(1)     26,668            ---         ---        $4,979(3)
 Board, President and Chief Executive         1997   192,814(1)     16,170            ---         ---         4,582(3)
 Officer                                      1996   179,267(1)     15,056    $188,745(2)      37,375         4,052(3)
-------------------------------------------------- ------------ ------------------------------------- ----------------

Richard D. Ammian                             1998  $108,073(4)     11,289            ---         ---        $2,776(6)
 Senior Vice President and                    1997    98,769(4)      7,278            ---         ---         2,173(6)
 Corporate Secretary                          1996    85,138(4)      7,024     $94,371(5)      18,687         2,002(6)
-------------------------------------------------- ------------ ------------------------------------- ----------------

David J. Jurczynski                           1998      $89,704     10,925            ---         ---        $2,691(8)
 Senior Vice President and                    1997       82,500      7,013    $142,912(7)      18,687           476(8)
 Chief Financial Officer                      1996       17,452      1,309            ---         ---           ---(8)
================================================== ============ ===================================== ================

(1) Directors fees paid to Mr. Giaquinto were $15,550, $13,150, and $11,975 during fiscal 1998, 1997, and 1996, respectively.

(2) As of January 16, 1996, the value of the 14,950 shares of Common Stock awarded to Mr. Giaquinto under the Company's Recognition and Retention Plan, based upon the average of the closing bid and asked price of $12.625 per share of the Common Stock as reported on The Nasdaq Stock Market on such date. Dividends paid on restricted Common Stock are deferred and held by the Company for the account of Mr. Giaquinto until such restrictions lapse.

(3)      Amount   includes  the  Bank's  matching   contribution   paid  to  Mr.
         Giaquinto's account under the Bank's 401(k) Plan.

(4) Directors fees paid to Mr. Ammian were $15,550, $13,150, and $2,500 during fiscal 1998, 1997, and 1996, respectively.

(5) As of January 16, 1996, the value of the 7,475 shares of Common Stock awarded to Mr. Ammian under the Company's Recognition and Retention Plan, based upon the average of the closing bid and asked price of

         $12.625 per share of the Common Stock as reported on The Nasdaq Stock Market on such date. Dividends paid on restricted Common Stock are deferred and held by the Company for the account of Mr. Ammian until such restrictions lapse.

(6) Amount includes the Bank's matching contribution paid to Mr. Ammian's account under the Bank's 401(k) Plan.

(7) As of January 16, 1997 and October 29, 1997 the value of the 7,475 shares of Common Stock awarded to Mr. Jurczynski under the Company's Recognition and Retention Plan, based upon the average of the closing bid and asked price of $14.75 and $22.03 per share, respectively, of the Common Stock as reported on The Nasdaq Stock Market on such date. Dividends paid on restricted Common Stock are deferred and held by the Company for the account of Mr. Jurczynski until such restrictions lapse.

(8)      Amount   includes  the  Bank's  matching   contribution   paid  to  Mr.
         Jurczynski's account under the Bank's 401(k) Plan.

         The following table provides information as to the value of the options held by certain of the executive officers on December 31, 1998, none of which have been exercised. No stock appreciation rights were granted as of such date.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                    OPTION VALUES

                                                                                                    Value of
                                                                   Number of                      Unexercised
                                                                  Unexercised                     In-the-Money
                                                                   Options at                       Options at
                               Shares                               FY-End (#)                     FY-End ($)(1)
                             Acquired on       Value      ----------------------------     ----------------------------
                              Exercise       Realized     Exercisable    Unexercisable     Exercisable    Unexercisable
           Name                  (#)            ($)           (#)             (#)              ($)             ($)
           ----               --------       --------     -----------    -------------     -----------    ------------
Joseph H. Giaquinto              ---            ---         14,950          22,425          $131,747          $197,620
Richard D. Ammian                ---            ---          7,476          11,211           $65,882           $98,797
David J. Jurczynski              ---            ---          3,738          14,949            $9,998           $39,991
========================== =============== ============= ============= ============================= =================

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the closing bid and the asked price of $21.4375 per share of the Common Stock as reported on The Nasdaq National Market System on December 31, 1998.

Employment Agreements

         In December, 1997, the Company entered into an employment agreement with Mr. Giaquinto. The Employment Agreement provides for a four-year term with extensions provided on an annual basis unless written notice of non-renewal is given by the Board of Directors. In addition to the base salary, the Employment Agreement provides for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank or the Company for cause, as defined in the Employment Agreement, at any time.

         In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement; or (iv) a breach of the agreement by the Bank or the Company, the Executive would be entitled to receive an amount equal to monthly payments of 1/12 of the Executive's salary at the date of termination, plus 1/12 of awards and incentives based on the average of such awards and incentives given to the Executive in the two years preceding the date of termination. Such payments would continue for the lesser of the remainder of the period of the Employment Agreement or three years. The involuntary termination would not reduce or alter the health benefits due to the Executive or his spouse.

         In the event of death, the Executive's beneficiary would be entitled to receive an amount equal to the Executive's salary through the 180th day after the date of his death, at the time such payments are due, plus benefits and awards earned with respect to the fiscal year in which the Executive died. The Executive's death would not reduce or alter the health benefits due to the Executive's surviving spouse.

         Under the Employment Agreement, if involuntary termination follows a change in control of the Bank or the Company, the Executive would be entitled to a severance payment equal to (i) the payments due through the date of termination and (ii) a lump sum equal to three times the Executive's base amount as defined under Section 280G of the Code. Under the Employment Agreement, an involuntary termination following a change in control means the Executive's resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits, or relocation.

         The Employment Agreement also provides that the Company will compensate the Executive for excise taxes imposed on any "excess parachute payments," as defined under section 280G of the Code, made thereunder, and any additional income and excise taxes imposed as a result of such compensation. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreement shall be paid by the Company, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. In the event of a change in control of the Bank or the Company, the total amount of payment due under the Agreement to Mr. Giaquinto, excluding any benefits under any employee benefit plan which may be payable, would be approximately $758,000.

         The Bank has also entered into employment agreements with Messrs. Ammian and Jurczynski. The employment agreements provide for an annual base salary in an amount not less than the employees' current salary and provide for an initial term of two years. The agreements provide for extensions subject to the performance of an annual formal evaluation by disinterested members of the Board of Directors of the Bank. The agreements provide for termination upon the employees' death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employee upon 90 days notice to the Bank.

         The employment agreements provide for payment to the employees (in lieu of salary) of an amount equal to 200% of the employees' base compensation, in the event there is a "change in control" of the Bank where employment terminates in connection with such change in control or within twelve months thereafter. For the purposes of the employment agreement, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Company's common stock. Based on Messrs. Ammian and Jurczynski's current salary, if their employment had been terminated as of December 31, 1998 under circumstances entitling them to severance pay as described above, they would have been entitled to receive a lump sum cash payment of approximately $178,400 and $173,000, respectively.

         The contracts also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The agreements further provide that, for a period that is the lesser of one year after termination of employment for any reason or as long as such employees continue to be compensated by the Bank, the employees will not manage, operate, or control any financial institution having an office within ten miles of any office of the Bank.

Change in Control Severance Agreements

         The Bank has entered into change-in-control severance agreements with Messrs. Krywinski and Pezzula providing for terms of 12 months. Under their terms, the agreements will be extended by the Board of Directors on the anniversary date for an additional 12 months provided that there has been a satisfactory performance review of the subject employee within the prior 12 months. The agreements provide that if, at any time following a change in control of the Bank, the Bank terminates the covered employees' employment for any reason other than cause, or if any of the covered employees terminate their employment following a material reduction in compensation, increase in workload, reduction in secretarial support or relocation of his principal place of employment, he would be entitled to receive a payment equal to 100% of their annual compensation. The Bank would also continue life, health, and disability coverage for the remaining unexpired term of their agreement. Assuming a change-in-control were to take place as of December 31, 1998 and the named employees were terminated in connection therewith, the aggregate amount payable to Messrs. Krywinski and Pezzula under these agreements would have been approximately $62,000 and $55,000, respectively.

Change in Control Benefit Plan

         On December 18, 1997 the Company adopted the Change in Control Benefit Plan for the purpose of maintaining the services of its key employees. The Change in Control Benefit Plan provides certain benefits to employees ("Executives") of the Bank or the Company who are parties to an employment agreement or change in control severance agreement and would receive any amounts or benefits under such agreements that would constitute

"excess parachute payments" under Section 280G of the Code or when such payments or benefits together with other plans maintained by the Bank would constitute "excess parachute payments" under Section 280G of the Code.

         In the event that such amounts or benefits described above are subject to excise tax under Section 4999 of the Code, the Company shall cause the Bank to waive any provision of any agreement requiring a reduction in any payment in order to avoid non-deductibility of any payment pursuant to Section 280G of the Code and shall simultaneously reimburse the Bank for any amounts that it pays as a result of such waiver for the amount of any tax benefit plus reimburse the Bank the amount of any tax benefit that the Bank may have lost due to such waiver and payment.

         In the event that any payments or benefits provided to such Executive pursuant to the Change in Control Benefit Plan, in combination with payments or benefits, if any, from other plans constitute "excess parachute payments" under
Section 280G of the Code, that are subject to excise tax under Section 4999 of the Code, the Company shall pay to the Executive in cash an additional amount equal to the amount of the Gross Up Payment (the "Gross Up Payment"). The Gross Up Payment shall be the amount needed to ensure that the amount of such payments and the value of such benefits received by the Executive equals the amount of such payments and value of such benefits as he would receive in the absence of such excise tax and any federal, state and local tax on the Company's payment to him attributable to such excise tax.

Executive Supplemental Retirement Plan

         Since 1984, the Bank has maintained an executive supplemental retirement plan (the "SERP") for the benefit of its President, Chief Executive Officer and Chairman of the Board Joseph H. Giaquinto. The SERP provides President Giaquinto with retirement benefits upon retirement from the Bank. In general, Mr. Giaquinto is provided with a maximum annual retirement benefit payable for life equal to the difference between (i) 2% times the number of years of service (up to a maximum of 35 years) multiplied by the average of the three highest consecutive annual salaries paid during the ten years preceding termination of employment and (ii) the annual amount payable under the Bank's Pension Plan. The SERP also provides a salary continuation benefit to Mr. Giaquinto in the event of termination of employment prior to attaining 65 years of age equal to three times his highest annualized base salary paid during the preceding 36- month period as well as a death benefit to his survivor in the event he dies while in the Bank's employ.

         The SERP benefits may be terminated at any time if Mr. Giaquinto is employed with a company that is actively engaged in competition with the Bank.

Certain Transactions

         The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. Under current policy, all loans to directors and executive officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and not to involve more than the normal risk of collectibility at the time of origination. At December 31, 1998, the Bank's loans to directors, officers, employees and members of their immediate families totaled approximately $224,000 or 0.9% of stockholders' equity. All of these loans were current at December 31, 1998.

              PROPOSAL II -RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed KPMG LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1999. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 251-263 State Street, Schenectady, New York, 12305, no later than November 15, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 251- 263 State Street, Schenectady, New York, 12305 by February 16, 2000; provided, however, that in the event that the date of the annual meeting is held before March 27, 2000 or after June 13, 2000, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.



Schenectady, New York
March 12, 1999

                                 REVOCABLE PROXY
                                SFS BANCORP, INC.

        [ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 14, 1999

  The undersigned hereby appoints the Board of Directors of SFSBancorp, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock, with $.01 par value, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of the Company located at 251-263 State Street, Schenectady, New York at the date and time specified in the Proxy Statement, and at any and all adjournments or postponements thereof, as follows:

 I. The election of one director of the Company:

    Richard D. Ammian

               [   ] FOR      [   ] WITHHOLD

II. Ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending December 31, 1999.

  In their discretion, upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.


               [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.


  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCHMEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS.


                         Please be sure to sign and date
                          this Proxy in the box below.


                     _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                                SFS BANCORP, INC.

  Should the above signed be present and elect to vote at the Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, and a Proxy Statement.

  Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

             PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                      IN THE ENCLOSED POSTAGE-PAID ENVELOPE